EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

The table below lists DDi Corp’s consolidated subsidiaries. The ownership of these entities is as follows:

Jurisdiction of
Name	Organization	Ownership

DDi Intermediate Holdings Corp.	California	100% directly owned by DDi Corp.

DDi Capital Corp.	California	100% directly owned by DDi Intermediate Holdings Corp.

Dynamic Details, Incorporated	California	100% directly owned by DDi Capital Corp.

DDi Sales Corp.	Delaware	100% directly owned by Dynamic Details, Incorporated

DDi Canada Acquisition Corp.	Ontario, Canada	100% directly owned by Dynamic Details, Incorporated

Dynamic Details Canada, Inc.	Ontario, Canada	100% directly owned by DDi Canada Acquisition Corp.

Laminate Technology Corp.	Delaware	100% directly owned by Dynamic Details, Incorporated

Dynamic Details Incorporated, Silicon Valley	Delaware	100% directly owned by Dynamic Details, Incorporated

Details Global Sales, Inc.	Virgin Islands	100% directly owned by Dynamic Details, Incorporated

Dynamic Details Incorporated, Colorado Springs	Colorado	100% directly owned by Dynamic Details, Incorporated

Dynamic Details Texas, L.L.C.	Delaware	100% directly owned by Dynamic Details, Incorporated .

DDi-Texas Intermediate Holdings II, L.L.C.	Delaware	100% directly owned by Dynamic Details Texas, LLC

DDi-Texas Intermediate Partners II, L.L.C.	Delaware	100% directly owned by Dynamic Details Texas, LLC

Dynamic Details, L.P.	Delaware	99% owned by DDi-Texas Intermediate Partners II, LLC and 1% owned by DDi-Texas Intermediate Holdings II, LLC

DDi Europe Limited	United Kingdom	100% directly owned by DDi Corp.

DDi Sales Limited	United Kingdom	100% directly owned by DDi Europe Limited

DDi Group Limited	United Kingdom	100% directly owned by DDi Europe Limited

BWMP (Holdings) Limited	United Kingdom	100% indirectly owned by DDi Europe Limited

Zlin Electronics Limited	United Kingdom	100% directly owned by DDi Group Limited

Classical Circuits Limited	United Kingdom	100% directly owned by DDi Group Limited

Jurisdiction of
Name	Organization	Ownership
Zlin International Limited	United Kingdom	100% directly owned by DDi Group Limited

Symonds Precision Limited	United Kingdom	100% directly owned by DDi Group Limited

Calne Electronics Limited	United Kingdom	100% directly owned by DDi Group Limited

Integrated Designs & Systems Limited	United Kingdom	100% directly owned by Calne Electronics Limited

Preton Electronics Limited	United Kingdom	100% directly owned by Calne Electronics Limited

Thomas Walter Limited	United Kingdom	100% directly owned by BWMP (Holdings), Limited

Redlab Limited	United Kingdom	100% directly owned by DDi Europe Limited

Krizanthem Limited	United Kingdom	100% directly owned by DDi Europe Limited

Symonds Electronics Limited	United Kingdom	100% directly owned by DDi Europe Limited

Osborne Group Holdings Limited	United Kingdom	100% indirectly owned by DDi Europe Limited

HBH Group Limited	United Kingdom	100% directly owned by DDi Europe Limited

Osborne Electronics Limited	United Kingdom	100% directly owned by Osborne Group Holdings Limited

Osborne SMT Limited	United Kingdom	100% directly owned by Osborne Group Holdings Limited

Kamtronics Limited	United Kingdom	100% indirectly owned by DDi Europe Limited